Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Retirement Corporation (the “Company”) on Form 10-K/A for the year ending December 31, 2004, as filed with the Securities and Exchange Commission on June 9, 2005 (the “Report”), I, Bryan D. Richardson, Executive Vice President – Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bryan D. Richardson

Bryan D. Richardson Executive Vice President – Finance and Chief Financial Officer June 7, 2005